Exhibit 14.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-06752, 333-12838, and 333-87314) of The Rank Group Plc of our report dated March 8, 2005, relating to the consolidated financial statements of The Rank Group Plc, which appears in this Annual Report on Form 20-F.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP London, England April 22, 2005